SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 23, 2018

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2017 results through December 31, 2017.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated January 23, 2018, announcing fourth quarter and full year 2017 earnings through December 31, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 23, 2018

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2017

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a fourth quarter 2017 net loss available to common shareholders of $995,000, or ($0.05) per diluted common share, due to the enactment into law of “H.R.1.”, known as the “Tax Cuts and Jobs Act”, which necessitated the revaluation of the Company’s deferred tax asset because of the new lower corporate tax rate.  This revaluation required that the Company recognize additional income tax expense of $2.6 million, which is consistent with the information previously disclosed in an 8-K filed on January 11, 2018.  In the fourth quarter of 2016, net income available to common shareholders totaled $1,150,000, or $0.06 per diluted common share.  For the year ended December 31, 2017, the Company reported net income available to common shareholders of $3,293,000, or $0.18 per diluted common share.  This represents an improvement of $998,000 from the full year of 2016 where net income available to common shareholders totaled $2,295,000, or $0.12 per diluted common share.  The additional income tax expense negatively impacted diluted earnings per share by $0.14 for both the fourth quarter and full year of 2017.  The following table highlights the Company's financial performance for both the three month and twelve month periods ended December 31, 2017 and 2016:

	Fourth Quarter 2017	Fourth Quarter 2016	Year Ended December 31, 2017	Year Ended December 31, 2016

Net income (loss)	($995,000)	$1,150,000	$3,293,000	$2,310,000
Net income (loss) available to common shareholders	($995,000)	$1,150,000	$3,293,000	$2,295,000
Diluted earnings per share	($ 0.05)	$ 0.06	$ 0.18	$ 0.12

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2017 financial results: "I was particularly pleased with our quarterly trend of increasing pre-tax income and strong capital returns to our shareholders in 2017. The growth in earnings resulted from a favorable combination of increased revenue, reduced non-interest expense and a lower loan loss provision due to good asset quality.  We are entering 2018 with good momentum in our community banking and wealth management businesses.  When this positive business momentum is combined with an improving economy and a lower effective corporate tax rate, we believe AmeriServ Financial is well positioned to achieve meaningful earnings growth in 2018.”

The Company's net interest income in the fourth quarter of 2017 increased by $420,000, or 4.9%, from the prior year's fourth quarter and for the full year of 2017 increased by $1.4 million, or 4.2%, when compared to the full year of 2016.  The Company's net interest margin was 3.31% for the quarter and 3.32% for the full year of 2017 representing an improvement of 13 basis points from the prior year's fourth quarter and a six basis point improvement from the full year of 2016.  The 2017 increase in net interest income is a result of a higher level of total earning assets and favorable balance sheet positioning which has contributed to the improved net interest margin performance.  The Company continues to grow earning assets while also limiting increases in its cost of funds through disciplined deposit pricing.  Specifically, for the quarter, the earning asset growth occurred in both the loan and investment securities portfolios.  Total investment securities averaged $175 million in the fourth quarter of 2017 which is $21 million, or 13.7%, higher than the $154 million average for the fourth quarter of 2016.  Investment securities have also averaged $173 million for the full year of 2017 which is $25.3 million, or 17.2%, higher than the full year 2016 average.  Total loans averaged $894 million for the full year 2017 which is $6.2 million, or 0.7%, higher than the 2016 full year average.

The growth in the investment securities portfolio is the result of management electing to diversify the mix of the investment securities portfolio through purchases of high quality corporate and taxable municipal securities.  This revised strategy for securities purchases was facilitated by the increase in national interest rates that resulted in improved opportunities to purchase additional securities and grow the portfolio.  As a result, interest on investments increased between the fourth quarter of 2017 and the fourth quarter of 2016 by $285,000 or 27.0% and increased for the full year of 2017 from 2016 by $1,131,000 or 28.2%.  Even though loan production slowed somewhat during the fourth quarter because of the uncertainty in the market from potential borrowers of the timing that corporate tax reform would be enacted, the loan portfolio still demonstrated an increase for both time periods.  This increase was the result of the successful results of the Company's business development efforts, with an emphasis on generating all types of commercial business loans particularly through its loan production offices.  Loan interest income increased by $503,000, or 5.3%, between the fourth quarter of 2017 and the fourth quarter of 2016 and also increased by $1,356,000, or 3.6%, for the full year of 2017 when compared to last year.  The higher loan interest income also results from new loans originating at higher yields due to the higher interest rates and also reflects the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve's decision to increase the target federal funds interest rate by 25 basis points three times in 2017. Overall, total interest income increased by $2.5 million, or 5.9%, for the full year of 2017.

Total interest expense for the fourth quarter of 2017 increased by $368,000, or 18.4%, and increased by $1,060,000, or 13.7%, for the full year of 2017 when compared to 2016, due to higher levels of both deposit and borrowing interest expense.  The Company experienced growth in deposits which we believe reflects the loyalty of our core deposit base that provides a strong foundation upon which this growth builds.  Management's ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $976 million for the full year of 2017 which is $20.8 million, or 2.2%, higher than the $956 million average for the full year of 2016.  Deposit interest expense in 2017 increased by $855,000, or 15.8%, due to the higher balance of deposits along with certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  As a result of the solid deposit growth, the Company's loan to deposit ratio averaged 91.5% in 2017 which we believe indicates that the Company has ample capacity to further grow its loan portfolio.  The Company experienced a $205,000 increase in the interest cost for borrowings in 2017 primarily due to the immediate impact that the increases in the Federal Funds Rate had on the cost of overnight borrowed funds.  For the full year of 2017, total average FHLB borrowed funds of $62.6 million, increased by $4.9 million, or 8.4%.

The Company recorded a $50,000 provision for loan losses in the fourth quarter of 2017 compared to a $300,000 provision for loan losses in the fourth quarter of 2016.  The lower provision during the fourth quarter of 2017 reflects the payoff of one large criticized commercial real estate credit exposure that had exhibited chronic delinquency.  For the full year of 2017, the Company recorded an $800,000 provision for loan losses compared to a $3,950,000 provision for loan losses in 2016 or a decrease of $3.2 million between years.  Both, the loan loss provision and net charge-offs were at more typical levels this year than the substantially higher levels that were necessary early last year to resolve a troubled loan exposure to the energy industry.  The provision recorded in 2017 supported commercial loan growth and more than covered the low level of net loan charge-offs in 2017.  The Company experienced net loan charge-offs of $518,000, or 0.06% of total loans in 2017 compared to net loan charge-offs of $3.9 million, or 0.44%, of total loans in 2016.  Overall, the Company continued to maintain strong asset quality as its nonperforming assets declined during the fourth quarter and totaled $3.0 million, or 0.34%, of total loans, at December 31, 2017.  In summary, the allowance for loan losses provided 337% coverage of non-performing loans, and 1.14% of total loans, at December 30, 2017, compared to 612% coverage of non-performing loans, and 1.12% of total loans, at December 31, 2016.

Total non-interest income in the fourth quarter of 2017 decreased by $99,000, or 2.6%, from the prior year's fourth quarter, and for the full year of 2017 was relatively consistent with last year, increasing slightly by $7,000.  For the fourth quarter of 2017, the decrease was due to lower revenue from residential mortgage loan sales into the secondary market ($170,000) and mortgage related fee income ($16,000) as a result of reduced residential mortgage refinance activity and a lower level of residential mortgage production.  The reduced mortgage related revenue more than offset a greater level of revenue, primarily from our trust and wealth management company, by $125,000 as this area benefitted from increasing market values for assets under management in 2017.  Non-interest income for the full year of 2017 was also positively impacted by higher revenue from our wealth management operation including a $294,000 increase in financial services revenue, and a greater level of trust and investment advisory fees by $129,000.  Wealth management continues to be an important strategic focus as it contributes to non-interest revenue comprising over 29% of the Company’s total revenue in 2017.  There was also a $62,000 increase in revenue from bank owned life insurance in 2017 due to the second quarter receipt of a death claim.  These favorable items more than offset lower levels of service charges on deposits by $93,000, reduced mortgage related fees and residential mortgage loan sale gains by $287,000, and fewer gains realized from security sales by $62,000 in 2017.

The Company's total non-interest expense in the fourth quarter of 2017 decreased by $259,000, or 2.5%, when compared to the fourth quarter of 2016, and for the full year of 2017 decreased by $849,000, or 2.0%.  The $849,000 full year decrease in non-interest expense was attributable to the Company's ongoing efforts to control costs.  Specifically, a branch consolidation and closure of an unprofitable loan production office were the primary reasons for occupancy expense decreasing by $182,000, or 6.5%, and equipment costs declining by $103,000.  Other expense is lower by $354,000 while professional fees declined by $222,000 due to lower legal fees and litigation costs, the non-recurrence of costs related to resolving a trust operations trading error in 2016, and declines in several other expense categories. Reduced FDIC insurance by $81,000 also contributed to the favorable full year expense comparison.  Additionally, this ongoing cost control focus limited the full year increase in salary and employee benefits expense to $93,000, or 0.4%, despite additional investment in talent, particularly in our wealth management division.  Similar trends were apparent in the previously noted decline in non-interest expense for the fourth quarter of 2017.  Overall, the Company’s full year efficiency ratio improved from 85.27% in 2016 to 81.13% in 2017 due to increased total revenue and reduced non-interest expenses.

Finally, the Company recorded an income tax expense of $5.3 million, or an effective tax rate of 61.9%, in 2017.  The higher income tax expense results from the impact of the additional income tax charge of $2.6 million recorded in the fourth quarter and is related to corporate income tax reform which is described in the beginning of this press release.  Without this charge, the Company’s effective tax rate would have approximated 31.5% in 2017. In 2016, income tax expense totaled $897,000, or an effective tax rate of 28.0%.  Beginning in 2018, we expect a reduction in the Company’s effective tax rate to approximately 20% which we believe will provide a meaningful boost to future earnings.

The Company had total assets of $1.17 billion, shareholders' equity of $95.1 million, a book value of $5.25 per common share and a tangible book value of $4.59 per common share at December 31, 2017.  The additional income tax expense negatively impacted both book value per common share and tangible book value per common share by $0.14.  In accordance with the common stock buyback program announced on January 24, 2017, the Company returned $3.4 million of capital to its shareholders through the repurchase of 839,337 shares of its common stock in 2017.  This represents approximately 89% of the authorized common stock repurchase program. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2017

(In thousands, except per share and ratio data)

(Unaudited)

2017

	1QTR	2QTR	3QTR	4QTR**	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$1,551	$(995)	$3,293
Net income available to common shareholders	1,348	1,389	1,551	(995)	3,293

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.53%	(0.34)%	0.28%
Return on average equity	5.74	5.81	6.37	(4.07)	3.42
Net interest margin	3.27	3.27	3.28	3.31	3.32
Net charge-offs as a percentage of average loans	0.04	0.01	0.11	0.08	0.06
Loan loss provision as a percentage of average loans	0.10	0.14	0.09	0.02	0.09
Efficiency ratio	82.04	81.47	80.42	80.63	81.13

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.08	$(0.05)	$0.18
Average number of common shares outstanding	18,814	18,580	18,380	18,226	18,498
Diluted	0.07	0.07	0.08	(0.05)	0.18
Average number of common shares outstanding	18,922	18,699	18,481	18,226	18,600
Cash dividends declared	$0.015	$0.015	$0.015	$0.015	$0.060

2016

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$1,065	$1,150	$2,310
Net income (loss) available to common shareholders	(1,282)	1,362	1,065	1,150	2,295

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.37%	0.40%	0.20%
Return on average equity	(4.86)	5.60	4.27	4.58	2.30
Net interest margin	3.30	3.23	3.15	3.18	3.26
Net charge-offs as a percentage of average loans	1.60	0.01	0.14	0.04	0.44
Loan loss provision as a percentage of average loans	1.42	0.11	0.13	0.13	0.44
Efficiency ratio	89.24	82.05	85.07	84.82	85.27

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.06	$0.06	$0.12
Average number of common shares outstanding	18,884	18,897	18,899	18,903	18,896
Diluted	(0.07)	0.07	0.06	0.06	0.12
Average number of common shares outstanding	18,884	18,948	18,957	18,990	18,955
Cash dividends declared	$0.01	$0.01	$0.015	$0.015	$0.050

** - The fourth quarter 2017 results were impacted by a $2.6 million increase of tax expense because of the new tax law that caused the revaluation of the Company’s deferred tax assets from 34% to 21%.

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2017

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916	$1,167,655
Short-term investments/overnight funds	8,320	8,389	8,408	7,954
Investment securities	165,781	168,367	168,443	167,890
Loans and loans held for sale	899,456	897,876	897,900	892,758
Allowance for loan losses	10,080	10,391	10,346	10,214
Goodwill	11,944	11,944	11,944	11,944
Deposits	964,776	956,375	966,921	947,945
FHLB borrowings	79,718	87,143	77,635	95,313
Subordinated debt, net	7,447	7,453	7,459	7,465
Shareholders’ equity	95,604	96,277	97,110	95,102
Non-performing assets	1,488	2,362	5,372	3,034
Tangible common equity ratio	7.21	7.27	7.35	7.20
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08	13.21
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31	$5.25
Tangible book value	4.48	4.57	4.66	4.59
Market value	3.75	4.15	4.00	4.15
Trust assets – fair market value (A)	$2,025,304	$2,070,212	$2,070,212	$2,186,393

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307	302
Branch locations	16	16	16	15
Common shares outstanding	18,666,520	18,461,628	18,281,224	18,128,247

2016

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655	$1,153,780
Short-term investments/overnight funds	5,556	6,836	8,279	8,966
Investment securities	139,000	145,753	145,609	157,742
Loans and loans held for sale	882,410	895,513	896,301	886,858
Allowance for loan losses	9,520	9,746	9,726	9,932
Goodwill	11,944	11,944	11,944	11,944
Deposits	906,773	940,931	962,736	967,786
FHLB borrowings	88,952	72,617	56,943	58,296
Subordinated debt, net	7,424	7,430	7,435	7,441
Shareholders’ equity	97,589	99,232	100,044	95,395
Non-performing assets	3,007	2,230	1,907	1,624
Tangible common equity ratio	7.72	7.72	7.77	7.31
Total capital (to risk weighted assets) ratio	13.11	13.04	13.17	13.15
PER COMMON SHARE:
Book value	$5.16	$5.25	$5.29	$5.05
Tangible book value	4.53	4.62	4.66	4.41
Market value	2.99	3.02	3.32	3.70
Trust assets – fair market value (A)	$1,974,180	$1,982,868	$2,011,344	$1,992,978

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310	305
Branch locations	16	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472	18,903,472

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2017

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,556	$9,778	$9,855	$10,028	$39,217
Interest on investments	1,192	1,273	1,332	1,342	5,139
Total Interest Income	10,748	11,051	11,187	11,370	44,356

INTEREST EXPENSE
Deposits	1,436	1,504	1,618	1,697	6,255
All borrowings	591	648	632	669	2,540
Total Interest Expense	2,027	2,152	2,250	2,366	8,795

NET INTEREST INCOME	8,721	8,899	8,937	9,004	35,561
Provision for loan losses	225	325	200	50	800
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	8,737	8,954	34,761

NON-INTEREST INCOME
Trust and investment advisory fees	2,166	2,081	2,045	2,170	8,462
Service charges on deposit accounts	374	385	409	413	1,581
Net realized gains on loans held for sale	114	186	217	162	679
Mortgage related fees	75	83	69	58	285
Net realized gains on investment securities	27	32	56	-	115
Bank owned life insurance	141	310	143	143	737
Other income	665	678	690	753	2,786
Total Non-Interest Income	3,562	3,755	3,629	3,699	14,645

NON-INTEREST EXPENSE
Salaries and employee benefits	6,010	5,979	6,005	6,133	24,127
Net occupancy expense	674	639	634	653	2,600
Equipment expense	419	434	343	389	1,585
Professional fees	1,200	1,415	1,213	1,230	5,058
FDIC deposit insurance expense	160	152	156	160	628
Other expenses	1,622	1,698	1,763	1,685	6,768
Total Non-Interest Expense	10,085	10,317	10,114	10,250	40,766

PRETAX INCOME	1,973	2,012	2,252	2,403	8,640
Income tax expense	625	623	701	3,398	5,347
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,348	1,389	1,551	(995)	3,293

                                                                                                                                               2016

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,465	$9,409	$9,462	$9,525	$37,861
Interest on investments	957	980	1,014	1,057	4,008
Total Interest Income	10,422	10,389	10,476	10,582	41,869

INTEREST EXPENSE
Deposits	1,254	1,330	1,391	1,425	5,400
All borrowings	610	573	579	573	2,335
Total Interest Expense	1,864	1,903	1,970	1,998	7,735

NET INTEREST INCOME	8,558	8,486	8,506	8,584	34,134
Provision for loan losses	3,100	250	300	300	3,950
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	8,206	8,284	30,184

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	2,035	2,099	8,333
Service charges on deposit accounts	415	404	433	422	1,674
Net realized gains on loans held for sale	107	185	260	332	884
Mortgage related fees	63	98	132	74	367
Net realized gains on investment securities	57	60	60	-	177
Bank owned life insurance	167	169	169	170	675
Other income	553	702	572	701	2,528
Total Non-Interest Income	3,437	3,742	3,661	3,798	14,638

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	5,901	6,099	24,034
Net occupancy expense	737	690	656	699	2,782
Equipment expense	436	409	419	424	1,688
Professional fees	1,465	1,192	1,330	1,293	5,280
FDIC deposit insurance expense	179	188	189	153	709
Other expenses	1,728	1,692	1,861	1,841	7,122
Total Non-Interest Expense	10,711	10,039	10,356	10,509	41,615

PRETAX INCOME (LOSS)	(1,816)	1,939	1,511	1,573	3,207
Income tax expense (benefit)	(549)	577	446	423	897
NET INCOME (LOSS)	(1,267)	1,362	1,065	1,150	2,310
Preferred stock dividends	15	-	-	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$1,065	$1,150	$2,295

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2017

2016

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$893,134	$893,849	$887,671	$887,679
Short-term investment in money market funds	7,839	7,996	21,663	15,156
Deposits with banks	1,025	1,028	1,059	1,668
Total investment securities	174,507	172,615	153,539	147,279
Total interest earning assets	1,076,505	1,075,488	1,063,932	1,051,782

Non-interest earning assets:
Cash and due from banks	22,931	22,393	22,854	20,626
Premises and equipment	12,806	12,273	11,772	11,930
Other assets	66,352	67,169	67,137	68,046
Allowance for loan losses	(10,430)	(10,241)	(9,829)	(9,790)

Total assets	$1,168,164	$1,167,082	$1,155,866	$1,142,594

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$128,589	$129,589	$ 112,451	$ 108,350
Savings	96,054	97,405	95,494	95,986
Money market	271,672	275,636	286,187	277,967
Other time	294,099	291,475	301,555	290,612
Total interest bearing deposits	790,424	794,105	795,687	772,915
Borrowings:
Federal funds purchased and other short-term borrowings	21,719	16,972	1,685	9,030
Advances from Federal Home Loan Bank	45,273	45,657	46,810	48,720
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	878,151	877,469	864,917	851,400

Non-interest bearing liabilities:
Demand deposits	183,430	182,301	184,920	182,732
Other liabilities	9,591	11,119	6,241	8,074
Shareholders’ equity	96,992	96,193	99,788	100,388
Total liabilities and shareholders’ equity	$1,168,164	$1,167,082	$1,155,866	$1,142,594